Exhibit 10.3

DEBT CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT ("Agreement") is effective as of April 1, 2018, by and between Alternative Investment Corporation ("AIKO"), a Nevada corporation located at 150 East 52" St, Suite 1102, New York, NY 10022, and Canton Investments Ltd. (and/or designees), a Hong Kong corporation located at Corner Hutson & Eyre Streets, Blake Blvd, # 302, Belize City, Belize ("CANTON").

WHEREAS, on July 23, 20 LO, the Company experienced a change in control. CANTON acquired a majority of the issued and outstanding common stock of the Company;

WHEREAS, as of March 31, 2018, $311,973 was due to CANTON. This is an unsecured loan, interest bearing and there is no repayment date;

WHEREAS, the Board of Directors of the Corporation feel that the Conversion is in the best interests of the Corporation;

WHEREAS, the Corporation has authorized sufficient Common Stock for issuance with regards to the Conversion;

WHEREAS, the terms and conditions of this transaction have been negotiated with and approved by all of the directors of the Company; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Conversion.

a.

For any outstanding debt owed to the Consultant, CANTON shall have the right to convert up to Eighty-Thousand ($80,000) of debt to equity in the Company, at a price of $0.85 per share . Such shares shall be considered issued, earned and fully vested on the date CANTON chooses to exercise such right, but no later than September 30, 2018.

2.

Representations, Warranties and Covenants.

(a)

Of the Corporation. The Corporation hereby makes the following representations, warranties and covenants in favor of CANTON:

(i)

Authorized Shares. The Common Stock identified in Section I of this Agreement constitute duly authorized common stock of the Corporation, the issuanceof which to CANTON has been duly authorized by the board of directors of the Corporation.

(ii)

Validly Issued. Upon issuance of the Common Stock identified in Section l of this Agreement, such Common Stock shall be validly issued and outstanding, fully paid, nonassessable and free and clear of all liens and encumbrances arising through the actions of the Corporation or its directors, office,rs employees or agents.

(iii)

Authorization. AIKO has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legalJy binding obligationof AIKO. The individual signing this Agreement on behalf of such AIKO is duly authorized to execute this Agreement for and on behalf of AIKO. All organizational action required to be taken to authorize (i) the execution and delivery of this Agreement by the undersigned individual for and on behalf of AIKO and (ii) the performance by such AIKO of such AlKO's obligations hereunder has been taken.

5.

Governing Law.  This Agreement shall be governed by the laws of the State ofNew York, without reference to the choice of laws rules of such state.

6.

Successors and Assigns.  This Agreement shall be binding upon each party hereto and its respective successors and assigns.

7.

Severability.  If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

8.

Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto. The Corporation and CANTON hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the subject matter hereof are merged into and revoked by this Agreement.

9.

Interpretation.  All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

10.

Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

THIS Agreement shall be effective as of the Effective Date

COMPANY

ALTERNATIVE INVESTMENT CORPORATION, a Nevada corporation

By:	/s/ Antonio Treminio
Name: Antonio Treminio
Title: Chief Executive Officer & Director

CANTON INVESTMENTS LTD., a Hong Kong corporation

By:	/s/ Masaaki Hori
Name: Masaaki Hori
Title: Sole shareholder